UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 19, 2012

Date of report (Date of earliest event reported)

Integrated Device Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2012, Integrated Device Technology, Inc. (“IDT” or the “Company”) entered into a settlement agreement (the “Settlement Agreement”) with Starboard Value LP and certain other entities and natural persons listed on Exhibit A of the Settlement Agreement and their affiliates (collectively, “Starboard”). Pursuant to the Settlement Agreement, the Company’s board of directors (the “Board”) agreed to increase the size of the Board from seven (7) to nine (9) directors and to appoint two individuals recommended by Starboard, Mr. Peter A. Feld and Mr. Jeffrey S. McCreary, to the Board to fill the new director positions resulting from the increase in the size of the Board, effective immediately. The Company has also agreed to nominate Messrs. Feld and McCreary for election at the Company’s 2012 annual meeting of stockholders (the “2012 Annual Meeting”), upon the recommendation of the Nominating and Corporate Governance Committee, and to recommend, support and solicit proxies for the election of Messrs. Feld and McCreary at the 2012 Annual Meeting in the same manner as for the Company’s other nominees who are up for election at such meeting. The Company has also agreed to appoint Mr. Feld to the Nominating and Corporate Governance Committee, effective immediately. Starboard has agreed to obtain from Mr. Feld an irrevocable resignation letter pursuant to which Mr. Feld shall resign from the Board and all applicable committees of the Board if, at any time prior to the conclusion of the Company’s 2013 annual meeting of stockholders (the “2013 Annual Meeting”), Starboard’s aggregate beneficial ownership of the Company’s common stock decreases to less than the lesser of 3.0% of the Company’s then outstanding shares of common stock and 4,268,157 shares of the Company’s common stock.

In addition, if either of Messrs. Feld or McCreary is unable to serve as a director, resigns as a director or is removed as a director prior to the 2013 Annual Meeting and at such time Starboard beneficially owns in the aggregate at least the lesser of 3.0% of the Company’s then outstanding shares of common stock and 4,268,157 shares of the Company’s common stock, then Starboard will be entitled to recommend a replacement director, subject to the reasonable good faith approval of the Nominating and Corporate Governance Committee. Any replacement director must have the relevant financial and business experience to fill the resulting vacancy, and any individual replacing Mr. McCreary as director must qualify as an “independent director” pursuant to NASDAQ listing standards.

The Company also agreed to work to identify an additional director candidate, who must qualify as an “independent director” pursuant to NASDAQ listing standards and have the relevant financial and business experience to serve as a member of the Board. The qualifications of such candidate will be reviewed in accordance with the Company’s corporate governance guidelines and the charter of the Nominating and Corporate Governance Committee, and the Nominating and Corporate Governance Committee must unanimously approve such candidate for recommendation to the full Board for appointment or nomination, as applicable. The Company further agreed that the Board and all applicable committees of the Board will nominate no more than nine (9) members for election to the Board at the 2012 Annual Meeting, inclusive of Messrs. Feld and McCreary; provided, that if the Company does not identify an additional director candidate prior to the time that the Company mails its definitive proxy statement for the 2012 Annual Meeting, the Company will nominate no more than eight (8) members for election to the Board at the 2012 Annual Meeting, and the Company will continue to work towards identifying such additional director candidate thereafter.

Pursuant to the Settlement Agreement, Starboard has withdrawn its notice of nomination of persons for election as directors, submitted to the Company prior to the June 17, 2012 deadline for submission of stockholder nominations for directors for election at the 2012 Annual Meeting, and has agreed not to nominate any additional persons for election or submit any proposals for consideration at or bring any other business before the 2012 Annual Meeting. Starboard has also agreed to appear in person or by proxy at the 2012 Annual Meeting and to vote all shares of the Company’s common stock beneficially owned by it and its affiliates ratably in favor of the election of the Company’s nominees for election to the Board and for each other proposal to come before the 2012 Annual Meeting in accordance with the Board’s recommendation, subject to certain exceptions. In addition, Starboard has agreed to certain standstill restrictions, which expire on the earlier of (i) the date that is fifteen (15) business days prior to the deadline for the submission of stockholder nominations for the 2013 Annual Meeting pursuant to the Company’s bylaws or (ii) the date that is one hundred (100) days prior to the first anniversary of the 2012 Annual Meeting.

The Company has agreed to reimburse Starboard for its reasonable out-of-pocket expenses, including legal fees, in connection with the Settlement Agreement, the filing of a Schedule 13D in connection with the Settlement Agreement and the 2012 Annual Meeting, up to a maximum of $25,000. Each of the parties to the Settlement Agreement also agreed to mutual non-disparagement obligations and releases.

The foregoing description of the terms and conditions of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference. On June 20, 2012, the Company issued a press release announcing the signing of the Settlement Agreement. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2012, pursuant to the Settlement Agreement described in Item 1.01 of this report, Messrs. Feld and McCreary were appointed to the Board, effective immediately, and Mr. Feld was further appointed to the Nominating and Corporate Governance Committee, effective immediately. The information set forth in Item 1.01 of this report in incorporated herein by reference.

As members of the Board, Messrs. Feld and McCreary are each entitled to receive compensation in accordance with the Company’s currently effective director compensation policy. In accordance with such policy, each of Messrs. Feld and McCreary will receive an annual retainer in an amount equal to $50,000. In connection with his service on the Nominating and Corporate Governance Committee, Mr. Feld will receive an additional annual retainer in an amount equal to $5,000. In addition, each of Messrs. Feld and McCreary will be granted a stock option to purchase 40,000 shares of the Company’s common stock on or about the 15th day of the month following the month of his appointment to the Board, which such option will have a term of seven (7) years and become exercisable as to 25% of the shares subject to such option on the first anniversary of his date of appointment, and then as to 1/36 of the remaining shares each month thereafter. Annually, after receipt of the initial grant, each of Messrs. Feld and McCreary will be granted a restricted stock unit award for the number of shares of the Company’s common stock equivalent to $50,000 in value based on the closing price of the Company’s common stock on the trading date immediately preceding the date of grant, and a stock option to purchase 12,000 shares of the Company’s common stock. All annual grants for non-employee directors are made during the Company’s first open trading window subsequent to the Company’s annual meeting of stockholders. Annual option grants have a term of seven (7) years. Annual option and restricted stock unit awards vest and become exercisable on the earlier of (i) the first anniversary of the stockholder meeting date or (ii) if a director is not standing for re-election at the next annual meeting of stockholders, then on the date of such annual meeting.

Important Information

This release may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2012 Annual Meeting. The Company, its directors and certain of its executive officers and employees may be deemed to be participants in such solicitation. The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2012 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the company will be, when filed, available free of charge at www.sec.gov and www.ir.IDT.com. In addition, copies of the proxy materials may be requested from the company’s proxy solicitor, Innisfree M&A Incorporated, by calling toll-free at (877) 456-3463. Brokers, banks and other nominees may call collect at (212) 750-5833. Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available because they will contain important information.

Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2012 Annual Meeting. Information concerning these participants is available in the Company’s proxy statement for the Company’s 2011 annual meeting of stockholders filed with the SEC on August 1, 2011, and in subsequent SEC filings on Forms 3 and 4. Stockholders are advised to read the Company’s proxy statement for the 2012 Annual Meeting and other relevant documents when they become available, because they will contain important information, including information with respect to such participants. You can obtain free copies of these referenced documents as described above.

Additional Information

These materials are for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offer with respect to the acquisition of PLX Technology, Inc. will only be made through the prospectus, which is part of the registration statement on Form S-4, which contains an offer to purchase, form of letter of transmittal and other documents relating to the exchange offer, as well as the Tender Offer Statement on Schedule TO, (collectively, and as amended and supplemented from time to time, the “Exchange Offer Materials”), each initially filed with the SEC by IDT on May 22, 2012. The registration statement has not yet become effective. In addition, PLX Technology, Inc. filed with the SEC on May 22, 2012 a solicitation/recommendation statement on Schedule 14D-9 (as amended and supplemented from time to time, the “Schedule 14D-9”) with respect to the exchange offer. Investors and security holders are urged to carefully read these documents and the other documents relating to the transactions because these documents contain important information relating to the exchange offer and related transactions. Investors and security holders may obtain a free copy of these documents, as filed with the SEC, and other annual, quarterly and special reports and other information filed with the SEC by IDT or PLX Technology, Inc. at the SEC’s website at www.sec.gov. In addition, such materials will be available from IDT or PLX Technology, Inc., or by calling Innisfree M&A Incorporated, the information agent for the exchange offer, toll-free at (877) 456-3463 (banks and brokers may call collect at (212) 750-5833).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement dated June 19, 2012

99.1	Press release dated June 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2012	INTEGRATED DEVICE TECHNOLOGY, INC.

	By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr.
Senior Vice President, Chief Financial Officer
(duly authorized officer)

Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement dated June 19, 2012

99.1	Press release dated June 20, 2012.